Exhibit 8.1

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW 301 South College Street / 23rd Floor Charlotte, NC 28202-6041 T: 704.417.3000 F: 704.377.4814 nelsonmullins.com

December 14, 2022

Maxpro Capital Acquisition Corp.

5/F-4, No. 89

Songren Road, Xinyi District

Taipei City, Taiwan 11073

Re:     Registration Statement on Form F-4 (File No. 333-268525)

Ladies and Gentlemen:

We have acted as counsel to Maxpro Capital Acquisition Corp., a Delaware corporation (“Maxpro”), in connection with the preparation of the registration statement on Form F-4 (and together with the Proxy Statement/Prospectus filed therewith, the “Registration Statement”) (Registration No. 333-268525) confidentially submitted to the Securities and Exchange Commission (the “Commission”) on September 29, 2022, filed with the Commission on November 22, 2022, and as amended or supplemented through the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), by Apollomics Inc., a Cayman Islands exempted company (“Apollomics” and/or the “Company”). The Registration Statement is being filed in connection with the transactions (the “Business Combination”) contemplated by the Business Combination Agreement, dated as of September 14, 2022 (the “Business Combination Agreement”), among (i) Maxpro, (ii) the Company, and (iii) Project Max SPAC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”). Maxpro, the Company and Merger Sub are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.” Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Registration Statement.

You have requested our opinion concerning the tax consequences of the transactions to the parties to the Business Combination and the discussion of the Merger as set forth in the section entitled “Certain Material Tax Considerations — Certain U.S. Federal Income Tax Considerations — U.S. Holders — Tax Consequences to U.S. Holders of the Merger” in the Registration Statement.

CALIFORNIA | COLORADO | DISTRICT OF COLUMBIA | FLORIDA | GEORGIA | MARYLAND | MASSACHUSETTS

MINNESOTA | NEW YORK | NORTH CAROLINA | OHIO | SOUTH CAROLINA | TENNESSEE | TEXAS | VIRGINIA | WEST VIRGINIA

Maxpro Capital Acquisition Corp.

December 14, 2022

Representations and Assumptions

In providing this opinion, we have assumed (without any independent investigation or review thereof) that all original documents submitted to us (including signatures thereto) are authentic, all documents submitted to us as copies conform to the original documents, all such documents have been duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof, and all parties to such documents had or will have, as applicable, the requisite corporate powers and authority to enter into such documents and to undertake and consummate the Merger; all factual representations, warranties, and statements made or agreed to by the parties to the Business Combination Agreement and related agreements (collectively, the “Agreements” and, together with the Registration Statement, the “Documents”), and in the representation letters provided to us by Maxpro and the Company for the purposes of this opinion are true, correct, and complete as of the date hereof and will remain true, correct, and complete through the consummation of Transactions (as defined below), in each case without regard to any qualification as to knowledge, belief, materiality, or otherwise; for purposes of our opinion that the Merger more likely than not qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, the amount of cash in the Trust Account as of immediately following the Closing will, after taking into account cash utilized in the Maxpro shareholder redemptions and after taking into account any other closing date uses for the cash in the Trust Account described in the Business Combination Agreement, equal at least forty percent (40%) of the amount of cash in the Trust Account on the date hereof; the descriptions of Maxpro and the Company in the Registration Statement, the public filings filed in connection with Maxpro’s and the Company’s listing on Nasdaq, and Maxpro’s and the Company’s other public filings are true, accurate, and complete; the description of the Merger and other transactions related to the Merger (together, the “Transactions”) in the Registration Statement is and will remain true, accurate, and complete, the Merger will be consummated in accordance with such description and with the Business Combination Agreement and the other Agreements, without any waiver or breach of any material provision thereof, and the Merger will be effective under applicable corporate law as described in the Business Combination Agreement and the other Agreements; the Documents represent the entire understanding of the parties with respect to the Merger and other Transactions, there are no other written or oral agreements regarding the Transactions other than the Agreements, and none of the material terms and conditions thereof have been or will be waived or modified; Maxpro and the Company will treat the Merger for U.S. federal income tax purposes in a manner consistent with the opinion set forth below; and all applicable reporting requirements have been or will be satisfied.

The opinion set forth below is based on the Code, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities, all as in effect on the effective date of the Registration Statement. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any change in law or the facts regarding the Business Combination, or any of the transactions related thereto, or any inaccuracy in the facts or assumptions on which we relied, could affect the continuing validity of the opinion set forth below. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention. Moreover, there can be no assurance that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court.

Maxpro Capital Acquisition Corp.

December 14, 2022

Opinions

Based upon and subject to the foregoing, and subject to the limitations and qualifications set forth herein, in the Registration Statement, and Section 367(a) of the Code, it is our opinion that the Merger more likely than not qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and/or the Merger, the Pre-Closing Conversion, the Share Split and any PIPE Financing, collectively, more likely than not constitutes an integrated transaction described in Section 351 of the Code. We further confirm that the statements set forth in the Registration Statement under the section entitled “Certain Material Tax Considerations — Certain U.S. Federal Income Tax Considerations — U.S. Holders — Tax Consequences to U.S. Holders of the Merger” insofar as they address the material U.S. federal income tax considerations with respect to the Merger, and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise therein, are our opinion, subject to the assumptions, qualifications, and limitations stated herein and therein. Our opinion does not address any matter arising in connection with Section 7874 of the Code.

We hereby consent to be named in the Registration Statement and to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Business Combination under any state, local or foreign law, or with respect to other areas of U.S. federal taxation. We do not express any opinion herein concerning any law other than the federal law of the United States.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP